Exhibit 10.2

CREATIVE REALITIES, INC.

AMENDMENT TO STOCK OPTION AGREEMENT

This Amendment to Stock Option Agreement (this “Amendment”) is made and entered into as of June 15, 2022, by and between Will Logan (“Optionee”), and Creative Realities, Inc., a Minnesota corporation (the “Company”).

BACKGROUND

A. Optionee and the Company entered into that certain Stock Option Agreement dated as of June 1, 2020 (the “Option Agreement”), pursuant to which, among other things, the Company granted to the Optionee an option (the “Option”) to purchase up to 240,000 shares of Company common stock, $0.01 par value per share (the “Shares”), subject to the terms and conditions of the Option Agreement.

B. On February 17, 2022, the Company consummated its merger with Reflect Systems, Inc., a Delaware corporation (“Reflect”), and as a result thereof, the Optionee and the Company desire to amend the terms of the Option Agreement to, among other things, amend the vesting criteria set forth in the Option Agreement in light of the combined operations of the Company and Reflect, upon the terms and conditions set forth herein.

AMENDMENT

Now, Therefore, the parties hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment, including the recitals to this Amendment, shall have the meanings given them in the Option Agreement unless otherwise defined herein.

2. Exercisability and Vesting of Option. Section 3 of the Agreement is amended to replace the Targets set forth therein with the following Targets:

Targets
Percentage of Shares subject to Vesting for each Target	Measurement Period	Revenue Target	EBITDA Target
16.66%	Calendar Year 2020	$32 million	$2.2 million
16.66%	Calendar Year 2021	$35 million	$3.1 million
33.36%	Calendar Year 2022	Not Applicable	$3.6 million

The parties agree that the EBITDA Target for 2021, and none of the Revenue Targets, have been satisfied, and as a result, an aggregate of 80,000 Shares have vested as of the date of this Amendment. The Unvested Portion of Shares subject to vesting upon satisfaction of the Revenue Targets for Calendar Year 2020 and Calendar Year 2021 shall be deemed satisfied if the EBITDA Target for Calendar Year 2022 is satisfied. The EBTIDA Target for Calendar Year 2022 is amended to $3.6 million.

The calculation of Company EBITDA for any Measuring Period will be conclusively determined based upon the applicable Audited Financial Statements for such period, and will be calculated in a consistent manner with the Company’s 2022 budget approved by the Company’s Board of Directors, which (i) excludes any impact on EBITDA based upon the accounting treatment (including any “mark-to-market accounting”) of the Company’s warrants or the Guaranteed Consideration (as defined in the merger agreement with Reflect), (ii) excludes any impact of non-recurring transaction expenses associated with the Company’s merger with Reflect Systems, Inc. (and associated financing activities to effectuate that merger), (iii) includes deductions related to any cash or stock bonuses paid or payable to any employees of the Company for services provided in calendar year 2022 (even if such bonuses are actually paid after calendar year 2022), including bonuses paid pursuant to the terms of the Company’s 2022 Cash Bonus Plan, and (iv) excludes any impact of any write-down or write-off of any Company inventory of Safe Space Solutions products.

3. General Provisions.

(a) No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Option Agreement shall remain in full force and effect.

(b) References. All references in the Option Agreement to “this Agreement” shall refer to the Option Agreement, as amended hereby.

(c) Counterparts. This Amendment may be executed in counterparts, each of which shall be considered an original. Signatures may be delivered electronically or by facsimile, and the parties agree to accept and be bound by electronic and facsimile copies of original signatures to this Amendment.

* * * * * * *

In Witness Whereof, the undersigned have executed this Stock Option Agreement as of the date first written above.

CREATIVE REALITIES, INC.

By:	/s/ Rick Mills

Name:	Rick Mills

Title:	Chief Executive Officer

OPTIONEE

Will Logan
Print name

/s/ Will Logan
Signature

Signature Page – Stock Option Agreement